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                             Joint Filing Agreement


     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Four Media Company is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated: January 25, 1999



                                           WARBURG, PINCUS EQUITY
                                             PARTNERS, L.P.

                                           By: Warburg, Pincus & Co.,
                                               General Partner



                                           By: /s/ Stephen Distler
                                               ---------------------------
                                               Partner



                                           WARBURG, PINCUS & CO.



                                           By: /s/ Stephen Distler
                                               ---------------------------
                                               Partner



                                           E.M. WARBURG, PINCUS & CO., LLC



                                           By: /s/ Stephen Distler
                                               ---------------------------
                                               Managing Director